SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

      Filed by the registrant X

      Filed by a party other than the registrant ☐

      Check the appropriate box:

      ☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      X Definitive proxy statement

      ☐ Definitive additional materials

      ☐ Soliciting material pursuant to § 240.14a-12

Meadowbrook Insurance Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      X No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      ☐ Fee paid previously with preliminary materials.

      ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT QUESTIONS AND ANSWERS
INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND OTHER EXECUTIVE OFFICERS
COMMITTEES AND MEETINGS OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS WITH MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
THE SECOND PROPOSAL ON WHICH YOU ARE VOTING -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AUDIT FEES
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
ALL OTHER FEES
AUDITOR INDEPENDENCE
OTHER MATTERS
APPENDIX
AUDIT COMMITTEE CHARTER

MEADOWBROOK INSURANCE GROUP, INC.

26600 Telegraph Road

Southfield, Michigan 48034
(248) 358-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: May 19, 2003
Time: 2:00 p.m., Eastern Daylight Savings Time

Place:	Temple Beth El 7400 Telegraph Road Bloomfield Hills, Michigan 48301 (located on the northwest corner of 14 Mile Road and Telegraph Road)

      We invite you to attend the Meadowbrook Insurance Group, Inc. Annual Meeting of Stockholders to:

1.	Elect four directors for a three-year term expiring in 2006 or until the election and qualification of their successors;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

3.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

      The record date for the Annual Meeting is March 20, 2003. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. This Notice was mailed only to those stockholders.

      A proxy statement follows in this booklet and a proxy card and the Company’s 2002 Annual Report are enclosed. Whether you plan to attend the meeting or not, whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

Michael G. Costello
Secretary

Southfield, Michigan

Dated: April 14, 2003

IF YOU DO NOT EXPECT TO ATTEND THE MEETING

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

MEADOWBROOK INSURANCE GROUP, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS

1. Q:	What is a proxy?

A: A proxy is a procedure which enables you, as a stockholder, to authorize someone else to cast your vote for you. The Board of Directors of Meadowbrook Insurance Group, Inc. (the “Company”) is soliciting your proxy, and asking you to authorize Merton J. Segal, Chairman of the Company; Robert S. Cubbin, the President and Chief Executive Officer of the Company or Michael G. Costello, the Senior Vice President, General Counsel and Secretary of the Company, to cast your vote for you at the 2003 Annual Meeting. You may, of course, cast your vote in person or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2. Q:	What are a proxy statement and a proxy card?

A: A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote. A proxy card is the form by which you may authorize someone else, and in this case Mr. Segal, Mr. Cubbin or Mr. Costello, to cast your vote for you. This Proxy Statement and proxy card with respect to the Company’s 2003 Annual Meeting were mailed on or about April 14, 2003 to all stockholders entitled to vote at the Annual Meeting.

3. Q:	Who is entitled to vote?

A: Only holders of shares of the Company’s common stock at the close of business on March 20, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. Each stockholder of record has one vote for each share of common stock for each matter presented for a vote.

4. Q:	What will I vote on at the Annual Meeting?

A: At the Annual Meeting, stockholders will vote to:

(i)	Elect four directors for a three-year term expiring in 2006 or until the election and qualification of their successors;

(ii)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

(iii)	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

5. Q:	How does the Board of Directors recommend I vote on the proposals?

A: The Board of Directors recommends a vote FOR each proposal.

6. Q: How can I vote?

A: You can vote in person or by proxy. To vote by proxy, complete, sign, date and return the enclosed proxy card in the enclosed envelope. If you returned your signed proxy card to the Company before the Annual Meeting, the persons named as proxies on the card will vote your shares as you direct. Shares represented by proxies which are marked “WITHHELD” to vote for all four nominees for director, or for any individual nominee(s) for election as director(s) and which are not otherwise marked “FOR” the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked “ABSTAIN” on the proposal to ratify the appointment of PricewaterhouseCoopers LLP will not be counted in determining whether the requisite vote has been received for such proposal. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN

THE PROXY CARD IN THE ENCLOSED ENVELOPE. You may revoke a proxy at any time before the proxy is voted by:

(i)	Providing written notice of revocation to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Stockholders on the first page of this booklet;

(ii)	Submitting another proxy that is properly signed and dated later; or

(iii)	Voting in person at the meeting (but only if the shares are registered in the Company’s records in your name and not in the name of a broker, dealer, bank or other third party).

7. Q: Is my vote confidential?

A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless, of course, you ask that your name be disclosed.

8. Q: What is a quorum?

A: There were 29,511,494 shares of the Company’s common stock outstanding on the Record Date. A majority of the outstanding shares, or 14,755,748 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted as votes present. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

9. Q: How does voting work?

A: If a quorum exists at the Annual Meeting, a plurality vote, being the greatest number, of the shares voted, although not a majority, is required to elect the four nominees for director. The four nominees receiving the highest number of votes will be elected. If a quorum is present, the affirmative vote by the holders of a majority of the shares present, or represented by proxy, is required to ratify the reappointment of PricewaterhouseCoopers LLP as the independent accountants of the Company. Broker non-votes are excluded for each of these purposes. Therefore, a broker non-vote will have no effect on the proposals to elect the four nominees for director and to ratify the reappointment of PricewaterhouseCoopers LLP as the independent accountants.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants. No other proposals are currently scheduled to be presented at the meeting.

10. Q: Who pays for the costs of the Annual Meeting?

A: The Company pays the cost of preparing and printing the Proxy Statement and the proxy card, and soliciting proxies. The Company will solicit proxies primarily by mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Company’s common stock.

11. Q:	When are stockholder proposals for the 2004 Annual Meeting due?

A: All stockholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 must be submitted in writing to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Stockholders on the first page of this booklet by December 16, 2003.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 29, 2004 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 29, 2004.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

THE FIRST PROPOSAL ON WHICH YOU ARE VOTING —

THE ELECTION OF FOUR DIRECTORS

      The Company’s Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of stockholders, stockholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting.

      This year you are voting on four candidates for director. The Company’s Board of Directors has nominated: Robert S. Cubbin, Hugh W. Greenberg, Florine Mark and Irvin F. Swider, Sr. as directors with terms expiring in 2006. Each nominee currently serves as a director, has consented to his or her nomination and has agreed to serve as a director, if elected.

      If any of the nominees are unable to stand for election, the Company may vote the shares to elect a substitute nominee or the number of directors to be elected at the Annual Meeting may be reduced.

      The Company’s Board of Directors recommends a vote FOR each of the nominees.

INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND
OTHER EXECUTIVE OFFICERS

      The following is information about the nominees for election as a director, each of the directors whose term of office will continue after the meeting, and the other individuals who are executive officers of the Company.

Nominees For Director — For Terms Expiring in 2006

      Robert S. Cubbin, age 45 and a Director since 1995, was appointed as President and Chief Executive Officer of the Company in May 2002. Prior to being named President and Chief Executive Officer, Mr. Cubbin served as President and Chief Operating Officer since February 1999. In 1999, Mr. Cubbin was also appointed Chairman of the Board of Directors of the following subsidiaries of the Company: Star Insurance Company (“Star”), a property and casualty insurance company; Savers Property and Casualty Insurance Company (“Savers”), a property and casualty insurance company; Williamsburg National Insurance Company (“Williamsburg”), a property and casualty insurance company and Ameritrust Insurance Corporation (“Ameritrust”), a workers compensation insurance carrier. Mr. Cubbin is the President of Meadowbrook, Inc. (“Meadowbrook”), an insurance agency and risk management subsidiary of the Company. From 1996 until his appointment as President and Chief Operating Officer in February 1999, Mr. Cubbin was a member of the Office of the President of the Company. Mr. Cubbin joined the Company in 1987, as Vice President and General Counsel. Prior to joining the Company, Mr. Cubbin, an attorney, was with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law. Mr. Cubbin is a member of the Finance Committee of the Board of Directors of the Company.

      Hugh W. Greenberg, age 72 and a Director since 1985, is President of Detroit Gauge & Tool Company, a designer and manufacturer of precision tools and computer software. Mr. Greenberg is the Chairman of the Governance and Nominating Committee and a member of the Compensation Committee and the Finance Committee of the Board of Directors of the Company.

      Florine Mark, a Director since 1996, is President and Chief Executive Officer of The WW Group, Inc., the largest franchisee of Weight Watchers International. Ms. Mark is a member of the Governance and Nominating Committee of the Board of Directors of the Company.

      Irvin F. Swider, Sr., age 75 and a Director since 1990, is owner, President and Chief Executive Officer of Future Products Tool Corporation, and Metal Punch, Inc., which are manufacturers of precision tooling. Mr. Swider has owned these companies since 1963.

Incumbent Directors — Terms Expiring in 2004

      Joseph S. Dresner, age 77 and a Director since 1985, is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties. Mr. Dresner is the Chairman of the Investment Committee and a member of the Finance Committee of the Board of Directors of the Company

      Ralph Milo, age 59, was appointed a Director of the Company in July 2002. Mr. Milo is a member of the Board of Directors and serves as the President and Treasurer of Ocean Harbor Casualty Insurance Company, a casualty insurer located in New York City. From 1985 to 2001, he was Chairman and Chief Executive Officer of Clarendon Insurance Group, a national leader in program business. Previously, Mr. Milo was Vice President of General Reinsurance and a partner with the Coopers & Lybrand public accounting firm. Mr. Milo also served with the United States Internal Revenue Service. Mr. Milo is a member of the Audit Committee and the Finance Committee of the Board of Directors of the Company.

      David K. Page, age 69 and a Director since 2000, is a Partner in the Detroit, Michigan law firm of Honigman Miller Schwartz and Cohn. Mr. Page is the Chairman of the Finance Committee and a member of the Compensation Committee, the Investment Committee and the Governance and Nominating Committee of the Board of Directors of the Company.

      Merton J. Segal, age 74 and a Director since 1985, is the Founder and Chairman of the Board of Directors of the Company. Previously, Mr. Segal was the Chief Executive Officer of the Company. In addition, Mr. Segal is a Director of the following subsidiaries of the Company: Star, Savers, Williamsburg, Ameritrust and Meadowbrook. Mr. Segal is a member of the Finance Committee and the Investment Committee of the Board of Directors of the Company.

      Herbert Tyner, age 72 and a Director since 1985, is Chief Executive Officer of Hartman & Tyner, Inc., a Detroit-based real estate developer with land, apartment developments and other real estate holdings in Michigan and Florida. Mr. Tyner is a member of the Compensation Committee of the Board of Directors of the Company.

Incumbent Directors — Terms Expiring in 2005

      Robert H. Naftaly, age 65, was appointed as a Director of the Company in February 2002. Mr. Naftaly is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan (“BCBSM”) and as Executive Vice President and Chief Operating Officer of BCBSM. Previously, Mr. Naftaly served as Vice President and General Auditor of Detroit Edison Company and was the Director of the Department of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller, Naftaly, Herbach & Shapiro, a certified public accounting firm. He is the Chairman of the Compensation Committee and a member of the Audit Committee, the Finance Committee and the Governance and Nominating Committee of the Board of Directors of the Company.

      Robert W. Sturgis, age 61, and a Director since 2000 is retired as a Director of Towers Perrin and as Managing Principal of its Tillinghast Property Casualty Consulting Division. He is a member of the Finance Committee of the Board of Directors of the Company.

      Bruce E. Thal, age 72 and a Director since 1995, is a retired partner of Deloitte & Touche L.L.P., a public accounting firm. Mr. Thal is the Chairman of the Audit Committee and a member of the Investment Committee and the Finance Committee of the Board of Directors of the Company.

Other Executive Officers

      The following is information about the Company’s executive officers not referred to above:

      Michael G. Costello, age 42, was appointed Senior Vice President, General Counsel and Secretary of the Company, Star, Savers, Ameritrust, Williamsburg and Meadowbrook in 1999. Previously, Mr. Costello was appointed as Vice President and General Counsel of the Company, Star, Savers and Meadowbrook. Mr. Costello joined the Company in 1993 as Vice President and Assistant General Counsel. Mr. Costello was formerly a Shareholder with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law.

      Kenn R. Allen, age 54, was appointed President of the Company’s Agency Division in 1987. Mr. Allen is a Member of the Board of Directors of Star, Savers, Ameritrust, Williamsburg and Meadowbrook. Prior to joining the Company, Mr. Allen was a Divisional Senior Vice President of Acordia, formerly known as Republic Hogg Robinson/ Penn General Services, where he held a variety of positions from 1975 to 1986.

      Karen M. Spaun, age 38, was appointed Senior Vice President and Chief Accounting Officer of the Company in 2002. That same year, she was elected as a Director, Vice President and Treasurer of Star, Savers, Ameritrust and Meadowbrook. Ms. Spaun joined the Company in 1998 as Director of Investor Relations. Ms. Spaun served as Controller of CoverX, an excess and surplus lines broker in 1997. From 1993 to 1997 she served as Director of Financial Accounting at Citizens Insurance Company, a member of Allmerica Financial Corporation, in Howell, Michigan. Ms. Spaun previously held financial and accounting positions in public companies and the Coopers & Lybrand public accounting firm.

COMMITTEES AND MEETINGS OF DIRECTORS

      In August 2002, the Board of Directors restructured the Committees of the Board of Directors. The Board of Directors restructured the Committees so as to assure compliance with the proposed Listing and Accountability Standards of the New York Stock Exchange (“NYSE”) and the Sarbanes-Oxley Act of 2002. The then existing Audit and Finance Committee, Compensation Committee, Investment Committee, and Mergers and Acquisitions Committee were dissolved and replaced with the (i) Audit Committee, (ii) Compensation Committee, (iii) Finance Committee, (iv) Investment Committee and (v) Governance and Nominating Committee. During 2002, the Board also established a Capital Committee to assist and advise the Board in the 2002 public offering by the Company. Members of the Capital Committee were Messrs. Joseph S. Dresner, Hugh W. Greenberg, David K. Page and Bruce E. Thal. The Committee met two times during the year. Upon conclusion of the offering the Capital Committee was dissolved as a Committee of the Board.

      Each of the Committees of the Board of Directors has adopted a charter. The Committee charters were adopted in 2003.

      Audit Committee. The Audit and Finance Committee, which met three times during 2002, was replaced by a separate Audit Committee and a separate Finance Committee. The Audit Committee reviews the services provided by the Company’s independent accountants, consults with the accountants and reviews the need and adequacy of internal auditing procedures and the adequacy of internal controls. The Audit Committee members are Bruce E. Thal, Chairman, Robert H. Naftaly and Ralph Milo. Mr. Naftaly and Mr. Milo became members of the Committee upon their appointments to the Board in 2002. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an appendix to this Proxy Statement. The members of the Audit Committee satisfy the independence and experience requirements of the NYSE. The Audit Committee met once in 2002. The previous Audit and Finance Committee also reviewed the Company’s banking relationships, finance and capital strategy in addition to the above audit responsibilities. Please refer to the Audit Committee Report below for details of the Committee’s proceedings.

      Finance Committee. A separate Finance Committee was established in 2002. The Finance Committee reviews banking relationships, finances and the capital strategy of the Company. Members of the Finance Committee are David K. Page, Chairman, Joseph S. Dresner, Hugh W. Greenberg, Ralph Milo, Robert H.

Naftaly, Bruce E. Thal, Robert W. Sturgis, Merton J. Segal and Robert S. Cubbin. The Finance Committee met five times in 2002. The previous Audit and Finance Committee met three times in 2002

      Investment Committee. The Investment Committee reviews and approves investment transactions of the Company and its insurance company subsidiaries, reviews investment performance and establishes and monitors adherence to the Company’s Investment Policy Guidelines. The Investment Committee members are Joseph S. Dresner, Chairman, David K. Page, Merton J. Segal and Bruce E. Thal. The Investment Committee met five times in 2002.

      Compensation Committee. The Compensation Committee determines executive compensation and long-term incentive compensation awards. The Compensation Committee members are Robert H. Naftaly, Chairman, David K. Page, Hugh W. Greenberg and Herbert Tyner. Mr. Robert H. Naftaly became a member of the Compensation Committee upon his appointment to the Board in February 2002. The Compensation Committee met six times in 2002. Please refer to the Compensation Committee Report below for details of the Committee’s proceedings during 2002.

      Governance and Nominating Committee. The Governance and Nominating Committee reviews the criteria for the selection of Senior Officers and Directors of the Company. The Committee provides oversight on matters relating to the Corporate Governance of the Company and is responsible for establishing the Company’s Corporate Governance Guidelines, including its Code of Conduct and Ethics Policy. The Committee also monitors the Company’s review of its Directors’, Officers’ and employees’ compliance to the Company’s Code of Business Conduct and Ethics. The Governance and Nominating Committee members are Hugh W. Greenberg, Chairman, David K. Page, Florine Mark and Robert H. Naftaly. The Governance and Nominating Committee met two times in 2002.

      The Board of Directors met eleven times in 2002. Committees of the Board held twenty four additional meetings in 2002. During 2002, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he/she served.

REPORT OF THE AUDIT COMMITTEE

      During the year 2002, at each of its meetings, the Audit Committee and its predecessor Audit and Finance Committee, met with the members of the Company’s financial management team. The Company’s independent auditors attended all of the combined Committee meetings. The Committee’s agenda is established by the Chairman of the Committee in consultation with management. The Committee had private sessions with the Company’s independent auditors at which candid discussions of financial management, accounting and internal control issues occurred.

      The Committee recommended to the Board of Directors the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors. The Committee reviewed the Company’s financial management with its independent auditors, as well as their audit plans, the results of their audit and the quality of the Company’s financial reporting.

      Management has reviewed the audited financial statements in the Annual Report with the Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

      In its meetings with representatives of the independent auditors, the Committee asks them to address and discuss, based on the auditor’s experience, and their knowledge of the Company, whether the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements.

      The Committee believes that, by focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

      The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standard Board Standard No. 1 (independence discussions with audit committees). The Committee considered with the auditors, whether the provision of any non-audit services provided by them to the Company during 2002, was compatible with the auditor’s independence. The Committee also reviewed the quarter and year-end reports and analyses of the Company’s outside actuarial firm.

      In performing all of these functions, the Committee acts only in an oversight capacity. While the Committee conducts its reviews prior to the Company’s public announcements of financial results, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee

Bruce E. Thal, Chairman
Ralph Milo
Robert H. Naftaly

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company receive a director’s fee of $7,500 per year and $600 for each Board or Committee meeting attended. Each outside Director who serves as Chairman of a Board Committee receives an additional $2,500 fee for such service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to beneficially own five percent or more of such shares, (ii) each nominee and incumbent director, (iii) each person named in the Summary Compensation Table under “Executive Compensation” on page 10 of this Proxy Statement, and (iv) all nominees and incumbent directors and Executive Officers as a group, together with their respective percentage ownership of the outstanding shares. Unless otherwise indicated, each individual has sole investment and voting power with respect to such shares.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

Directors and Executive Officers
Merton J. Segal (Executive Officer and Director)	3,200,670	(2,3)	10.8%
Robert S. Cubbin (Executive Officer and Director)	318,137	(4)	1.1
Joseph C. Henry (Executive Officer and Director)(16)	327,179	(5)	1.1
Michael G. Costello (Executive Officer)	118,751	(6)	*
Karen M. Spaun (Executive Officer)	16,510	(7)	*
Kenn R. Allen (Executive Officer)	65,947	(8)	*
Joseph S. Dresner (Director)	108,188		*
Hugh W. Greenberg (Director)	119,012	(9)	*
Florine Mark (Director)	1,000	(10)	*
Ralph Milo (Director)	—		*
Robert H. Naftaly (Director)	30,000		*
David K. Page (Director)	90,000		*
Robert W. Sturgis (Director)	10,300		*
Irvin F. Swider, Sr. (Director)	507,397	(11)	1.7
Bruce E. Thal (Director)	67,000	(12)	*
Herbert Tyner (Director)	206,377	(13)	*

All Directors and Executive Officers as a group (16 Persons)	5,186,468		17.1%
5% Beneficial Owners (excluding Directors and Executive Officers)
SuNOVA LLC	2,190,000	(14)	7.4
Wellington Management Company, LLP	2,771,300	(15)	9.4

All Directors, Executive Officers and 5% Beneficial Owners	10,147,768		33.9%

*	Less than 1%.

(1)	Includes shares subject to options exercisable within 60 days of the Record Date.

(2)	Address is 26600 Telegraph Road, Southfield, Michigan 48034.

(3)	Includes 21,504 shares held by a family trust established by Mr. Segal. Also, includes 10,140 shares held by Mr. Segal’s spouse. Also, includes 162,000 shares, subject to currently exercisable options.

(4)	Includes 229,669 shares, subject to currently exercisable options.

(5)	Includes 5,478 shares held by a Revocable Trust established by Mr. Henry. Mr. Henry may be deemed to share beneficial ownership of these shares. Also, includes 301,001 shares subject to currently exercisable options.

(6)	Includes 118,192 shares, subject to currently exercisable options.

(7)	Includes 13,550 shares, subject to currently exercisable options.

(8)	Includes 39,031 shares, subject to currently exercisable options.

(9)	Includes 32,846 shares held by a Family Trust established by Mr. Greenberg. Also, includes 86,526 shares held by Detroit Gauge & Tool Company (“DGT”) of which Mr. Greenberg is President and a greater than 10% stockholder. Mr. Greenberg may be deemed to share beneficial ownership of the shares held by the Trust and by DGT.

(10)	Includes 1,000 shares held in trust by Ms. Mark.

(11)	Includes 318,320 shares held by a Revocable Trust established by Mr. Swider. Also, includes 51,077 shares held by Future Products Tool Corp. (“FPTC”) of which Mr. Swider is President and sole stockholder. Mr. Swider may be deemed to share beneficial ownership of the FPTC shares. Mr. Swider’s business address is Future Products Tool Corporation, 855 N. Rochester Road, Clawson, Michigan 48017.

(12)	Includes 6,000 shares held in trust by Mr. Thal’s spouse and 34,000 shares held in trust by Mr. Thal. Also includes 2,000 shares held in trust by Mr. Thal’s grandnephews. Mr. Thal may be deemed to share beneficial ownership in these shares held by his grandnephews, because he has voting power over these shares.

(13)	Includes 136,377 shares held by Hartman & Tyner, Inc. Mr. Tyner is President and greater than 10% stockholder of Hartman & Tyner, Inc. Mr. Tyner may be deemed to share beneficial ownership of these shares.

(14)	Address is 780 Third Avenue, 30th Floor, New York, New York 10017. Based on a Schedule 13G filed with the Securities Exchange Commission dated February 12, 2003, SuNOVA LLC, and its affiliated businesses (“SuNOVA”), held shared voting power of 2,190,000 shares and shared dispositive power of 2,190,000 shares.

(15)	Address is 75 State Street, Boston, MA 02109. Based on a Schedule 13G filed with the Securities Exchange Commission dated February 12, 2003, Wellington Management Company, LLP held shared voting power of 1,242,900 shares and shared dispositive power of 2,771,300 shares.

(16)	Mr. Henry resigned his positions as a Director and Officer of the Company effective March 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC no later than specified deadlines. During 2002, all of the required reports were filed within the deadlines specified, except as noted herein. Mr. Robert S. Cubbin, Mr. Joseph C. Henry and Mr. Robert H. Naftaly each submitted one late report; each report involved one transaction. Mr. Bruce E. Thal and Mr. Herbert Tyner each submitted two late reports; each report involved one transaction. The Company is unaware of any failure to file a report by any person required to do so. In making this disclosure, the Company relies on the Directors’ and Executive Officers’ written representations and a review of copies of the reports filed with the SEC.

CERTAIN TRANSACTIONS WITH MANAGEMENT

      At December 31, 2002, the Company held an $876,161 Demand Note receivable, including $215,372 of accrued interest, from Robert S. Cubbin and Kathleen D. Cubbin. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note bears interest at 7.75%. The Demand Note is due on demand. The loan is partially collateralized by 64,718 shares of the Company’s common stock, pursuant to a Stock Pledge Agreement. The Demand Note between the Company and Mr. and Mrs. Cubbin is a non-recourse loan with the Company’s sole remedy in the event of a default being the reclamation of the shares of the Company that were pledged as collateral. (See, “EMPLOYMENT CONTRACTS — Robert S. Cubbin Employment Agreement” on page 13).

EXECUTIVE COMPENSATION

      The following table sets forth information for the fiscal years ended December 31, 2002, 2001, and 2000 concerning the compensation of the Company’s Chief Executive Officer and Company’s four most highly compensated Executive Officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 and includes all compensation paid to such officers:

Summary Compensation Table for Years Ended December 31, 2002, 2001, and 2000

				Long Term
				Compensation Awards
		Annual
		Compensation		Restricted	Securities
Name and				Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation($)(1)

Merton J. Segal	2002	469,688	—	—	50,000	4,400
Chairman of the Board	2001	456,000	—	—	80,000	4,200
	2000	456,000	—	—	80,000	4,200
Robert S. Cubbin	2002	360,500	70,000	—	535,000	4,400
President, Chief Executive	2001	350,000	—	—	50,000	4,200
Officer and Director	2000	314,650	—	—	50,000	4,200
Joseph C. Henry(2)	2002	316,175	61,360	—	276,500	4,400
Executive Vice President, Chief	2001	303,850	16,800	—	35,000	4,200
Operating Officer, and Director	2000	288,125	—	—	35,000	4,200
Michael G. Costello	2002	217,875	41,700	—	76,500	4,400
Senior Vice President, General	2001	206,623	22,059	—	35,000	4,200
Counsel and Secretary	2000	196,594	—	—	35,000	4,200
Kenn R. Allen	2002	206,000	40,000	—	17,500	4,400
President — Meadowbrook	2001	200,000	10,500	—	20,000	4,200
Insurance Agency	2000	171,000	—	—	15,000	4,200

(1)	Amount contributed to the Officer’s account under the Company’s 401(k) and Profit-Sharing Plans except as otherwise noted.

(2)	Mr. Henry resigned his positions as a Director and Officer of the Company effective March 31, 2003.

      The following table sets forth information concerning 2002 grants of stock options made by the Company, under the 2002 Stock Option Plan, during the fiscal year ended December 31, 2002 to the following Executive Officers:

Options Grants for Year Ended December 31, 2002

			Percent of			Potential Realizable Value
			Total Options			At Assumed Annual Rates of
	Number of		Granted to			Stock Price Appreciation for
	Securities		Employees in			Option Term
	Underlying Options		Year Ended	Exercise	Expiration
Name	Granted (#)		12/31/02	Price ($/sh)	Date	5% ($)(C)	10% ($)(C)

Merton J. Segal	50,000(	A)	3.9%	3.0660	05/28/07	42,700	93,700
Robert S. Cubbin	35,000(	A)	2.7%	3.0660	05/28/07	29,890	65,590
Robert S. Cubbin	500,000(	B)	39.2%	3.5073	06/04/07	476,500	1,081,500
Joseph C. Henry(D)	26,500(	A)	2.1%	3.0660	05/28/07	22,631	49,661
Joseph C. Henry(D)	250,000(	B)	19.6%	3.5073	06/04/07	238,250	540,750
Michael G. Costello	26,500(	A)	2.1%	3.0660	05/28/07	22,631	49,661
Michael G. Costello	50,000(	B)	3.9%	3.5073	06/04/07	47,650	108,150
Kenn R. Allen	17,500(	A)	1.4%	3.0660	05/28/07	14,945	32,795
Karen M. Spaun	7,500(	A)	0.6%	3.0660	05/28/07	6,405	14,055
Karen M. Spaun	25,000(	B)	2.0%	3.5073	06/04/07	23,825	54,075

(A)	Options are exercisable in 20% increments, each year, beginning May 28, 2002.

(B)	Options are exercisable in 20% increments, each year, beginning June 4, 2002.

(C)	In calculating the potential realizable values, the Company used the average stock price for the ten day period prior to the date of grant for the fair market value of the Company Common Stock per share. The dollar amounts under these columns assume a compounded annual market price increase of the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by an executive will be at or near the value estimated above.

(D)	Mr. Henry resigned his positions as a Director and Officer of the Company effective March 31, 2003.

Options Value Table

      The following table sets forth information concerning exercises and fiscal year end values of Company stock options during the fiscal year ended December 31, 2002 by the following Executive Officers:

Aggregated Option Exercises and Fiscal Year End Option Values

for Year Ended December 31, 2002

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at December 31, 2002		December 31, 2002
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable($)(1)

Merton J. Segal	—	—	122,000/	128,000	—/	—
Robert S. Cubbin	—	—	202,705/	501,928	—/	—
Joseph C. Henry(2)	—	—	262,999/	315,554	—/	—
Michael G. Costello	—	—	98,098/	109,334	—/	—
Kenn R. Allen	—	—	27,227/	38,319	—/	—
Karen M. Spaun	—	—	11,600/	31,400	—/	—

(1)	Fair market value based on the closing price of the Company’s Common Stock on December 31, 2002 of $2.48.

(2)	Mr. Henry resigned his positions as a Director and Officer of the Company effective March 31, 2003. Mr. Henry may exercise fully vested options within thirty days of the date of his resignation.

Meadowbrook Insurance Group, Inc. Stock Option Plans

      The Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the “1995 Plan”) and the 2002 Stock Option Plan (the “2002 Plan”) (the “Plans”) are intended to further the interests of the Company and its stockholders by attracting, retaining and motivating associates. The Plans provide for the grant of stock options (which may be nonqualified options or incentive stock options for tax purposes).

      The number of shares of Common Stock which may be issued under the Plans is 2,000,000 for each of the two Plans. Options issued under both the 1995 Plan and the 2002 Plan which expire unexercised will again become available for grant under the Plans. Cash exercises of stock appreciation rights and cash supplemental payments will not count against these limits. Lapsed, forfeited or canceled awards will also not count against these limits. The maximum number of shares of Common Stock which may be issued under each Plan to any single individual is 800,000. As of the Record Date, 1,750,052 of the options provided for in the 1995 Plan are outstanding or have been exercised. As of the Record Date, 1,243,000 of the options provided for in the 2002 Plan are outstanding or have been exercised.

Stock Options

      The Compensation Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of Common Stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Compensation Committee (which may include payment in cash or Common Stock or by “cashless exercise”).

EMPLOYMENT CONTRACTS

Merton J. Segal Employment Agreement

      The Company has entered into an employment agreement with Mr. Segal effective June 1, 2001 through December 31, 2005. After December 31, 2005, the employment agreement automatically renews for successive one-year periods unless notice is provided by the Company on or before June 30 of the previous year. Mr. Segal’s employment may also be terminated as a result of death, retirement, total disability, mutual agreement, or for cause.

      Mr. Segal’s employment agreement provides for (a) a base salary of not less than $38,000 per month, (b) a discretionary bonus targeted at 40 percent of his base salary (at the sole discretion of the Company) upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives, and (c) participation in Company stock option plans. Mr. Segal’s employment agreement provides for a severance benefit equal to 18 months of his base salary in the event his employment is terminated without cause or as a result of a change in control.

      “Cause” is generally defined to include (i) a failure by Mr. Segal to obey the reasonable and lawful orders of the Board of Directors; (ii) misconduct by Mr. Segal that is materially injurious to the Company; or (iii) dishonest activities injurious to the Company. If Mr. Segal’s employment is terminated for Cause, he is not entitled to any severance payment. “Change in Control” is defined as any purchaser acquiring 50% or more of the outstanding shares of the Company.

Robert S. Cubbin Employment Agreement

      The Company has entered into an employment agreement with Mr. Cubbin effective June 1, 2001 through December 31, 2005. After December 31, 2005, the employment agreement automatically renews for successive one-year periods unless notice is provided by the Company on or before June 30 of the previous year. Mr. Cubbin’s employment may also be terminated as a result of death, retirement, total disability, mutual agreement, or for cause. If Mr. Cubbin’s employment is terminated for Cause, he is not entitled to any severance payment and he forfeits all of the shares subject to a pledge agreement with the Company, but the Demand Note he has with the Company is cancelled and deemed paid in full. (See “CERTAIN TRANSACTIONS WITH MANAGEMENT” on page 9).

      Mr. Cubbin’s employment agreement provides for (a) a base salary of not less than $29,166 per month, (b) a discretionary bonus targeted at 40 percent of his base salary (at the sole discretion of the Company) upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives, and (c) participation in Company stock option plans. Mr. Cubbin’s employment agreement provides for a severance benefit equal to 18 months of his base salary in the event his employment is terminated without cause or as a result of a change in control. The Demand Note is also deemed cancelled and paid in full in the event of a change in control and Mr. Cubbin is entitled to retain his shares of Company stock subject to the pledge or to sell such shares back to the Company at the then current market price or their book value, whichever is greater.

      “Cause” is generally defined to include (i) a failure by Mr. Cubbin to obey the reasonable and lawful orders of the Board of Directors; (ii) misconduct by Mr. Cubbin that is materially injurious to the Company; or (iii) dishonest activities injurious to the Company. “Change in Control” is defined as any purchaser acquiring 50% or more of the outstanding shares of the Company.

      In addition to the foregoing, effective on June 1, 2001, the Demand Note between the Company and Mr. and Mrs. Cubbin was deemed a non-recourse loan with the Company’s sole remedy in the event of a default being the reclamation of the shares of the Company that were pledged as collateral.

      In the event that Mr. Cubbin voluntarily terminated employment during the employment term, Mr. Cubbin would be in breach of the Employment Agreement. In addition, he would be in default under the Demand Note and the Company would be entitled to immediate and full repayment of the Note. In the event that the Note was not paid by Mr. Cubbin, the Company has the legal right to reclaim the shares of the Company stock pledged pursuant to the Pledge Agreement.

Michael G. Costello Employment Agreement

      The Company has entered into an employment agreement with Mr. Costello effective June 1, 2001 through December 31, 2004. After December 31, 2004, the employment agreement automatically renews for successive one-year periods unless notice is provided by the Company on or before June 30 of the previous year. Mr. Costello’s employment may also be terminated as a result of death, retirement, total disability, mutual agreement, or for cause.

      Mr. Costello’s employment agreement provides for (a) a base salary of not less than $16,749 per month; and (b) a discretionary bonus targeted at 40 percent of his base salary (at the sole discretion of the Company) upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives. Mr. Costello’s employment agreement provides for a severance benefit equal to 12 months of his base salary in the event his employment is terminated without cause or as a result of a change in control.

      “Cause” is generally defined to include (i) a failure by Mr. Costello to obey the reasonable and lawful orders of the Board of Directors; (ii) misconduct by Mr. Costello that is materially injurious to the Company; or (iii) dishonest activities injurious to the Company. If Mr. Costello’s employment is terminated for Cause, he is not entitled to any severance payment. “Change in Control” is defined as any purchaser acquiring 50% or more of the outstanding shares of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors reviewed the compensation for certain executive officers of the Company and its subsidiaries including those officers named in the Summary Compensation Table.

      It is the Company’s policy to offer a compensation package including a competitive salary, an incentive bonus based upon the individual performance goals, and competitive benefits. The Company’s compensation policy for its executive officers is similar to that for other employees, and is designed to promote the attraction and retention of talented management, continued performance and attainment of corporate and personal goals, and to further promote the Company’s success by aligning executive officers’ financial interests with long-term stockholder value.

      The Committee reviews and approves certain executive officer base salaries, annual incentive bonuses, and stock option grants. The Committee also reviews guidelines for compensation, bonus and stock option grants for employees other than executive officers.

      Compensation consists of three elements for executive officers: base salary, annual incentive bonus and stock options. The criteria for determining an executive officer’s base salary include level of responsibility, corporate performance, personal contribution to the Company’s success, experience, expertise and market data for the Company’s competitors in the industry. The criteria for determining an executive officer’s annual incentive bonus include market analysis, corporate performance, actual achievement of individually established goals, such as, projected growth, revenues and net income, and the attainment of other corporate strategic objectives. The criteria for awarding stock options to executive officers include level of responsibility, expected future contributions, prior option grants, market data for the Company’s competitors in the industry, and actual achievement of individually established goals.

      The Committee reviewed the performance of the Company, the Chairman of the Board and Senior Officers, against goals which had previously been established. Based on this review and the Committee’s analysis of the criteria noted above, the Committee decided to extend the term of the employment contracts of Merton J. Segal, Robert S. Cubbin and Michael G. Costello for an additional year. The Committee approved a four percent increase in salary for Mr. Segal, Mr. Cubbin and Mr. Costello. The Committee also granted stock options to Senior Executive Officers and other executives and employees, to provide additional incentives for such persons to enhance the value of the Company’s stock.

The Compensation Committee

Robert H. Naftaly, Chairman
Hugh W. Greenberg
David K. Page
Herbert Tyner

PERFORMANCE GRAPH

      Set forth below is a graph showing changes in the value of $100 invested in the Company’s common stock, the S&P 500 Index and a Peer Group Index for the period December 31, 1997 through December 31, 2002. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG

MEADOWBROOK INSURANCE GROUP, INC., THE S&P 500 INDEX AND
THE SNL $500M-$1B INSURANCE ASSET-SIZE INDEX

	Period Ending

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002

MEADOWBROOK INSURANCE GROUP, INC.	100.00	63.35	25.59	32.46	8.16	10.17

S&P 500	100.00	128.55	155.60	141.42	124.63	96.95

SNL $500M-$1B Insurance Asset-Size Index	100.00	89.80	66.98	88.51	93.18	100.91

*	The Peer Group consists of S & P Property and Casualty Insurance Index and SNL $500-$1B Insurance Asset-Size Index. The cumulative total returns of each company have been weighted according to each company’s stock market capitalization as of December 31, 2002. The table includes reinvestment of dividends.

THE SECOND PROPOSAL ON WHICH YOU ARE VOTING — RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Subject to ratification by the stockholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants of the Company for the current year. The affirmative vote of a majority of shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless you otherwise indicate on your proxy card, your returned proxy will be voted FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

      A representative from PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any appropriate questions from stockholders.

AUDIT FEES

      Fees paid to PricewaterhouseCoopers LLP for audit services in connection with the Company’s year-end financial statements and the reviews of the financial statements included in the Company’s Form 10-Qs were $450,221 in 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      There were no financial information systems design or implementation fees paid to PricewaterhouseCoopers LLP for the year ending December 31, 2002.

ALL OTHER FEES

      All other fees paid to PricewaterhouseCoopers LLP for such period totaled $186,366 including fees for review and consultation in connection with the Company’s Registration Statement on Form S-2 for a public offering, tax review and consultation, and the furnishing of reserve software programs.

AUDITOR INDEPENDENCE

      The Audit Committee of the Board of Directors has considered whether the provision of the services described under the subheadings “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above are compatible with maintaining PricewaterhouseCoopers LLP’s independence and after such consideration the Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditor’s independence.

      The Board recommends that you vote FOR the ratification of the appointment of the independent accountants.

OTHER MATTERS

      The Company is not aware of any matter that may be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

Dated: April 14, 2003

APPENDIX

AUDIT COMMITTEE CHARTER

Authority

      The Board of Directors of Meadowbrook Insurance Group, Inc. (the “Company”) by Resolution dated August 6, 2002, established the Audit Committee (“Committee”).

Purpose

      The Audit Committee Charter was adopted by the Board of Directors on November 5, 2002. The purpose of the Committee is to provide oversight relating to financial reporting, selection, compensation and rotation of the Company’s independent auditors and oversight of the internal audit functions of the Company.

Duties and Responsibilities

•	The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or discharge of the auditors when circumstances warrant.

•	Approve the fees and other significant compensation paid to the independent auditors.

•	On an annual basis, the Committee shall review and discuss with the independent auditors any relationship it may have with the Company that might impair the auditors’ independence.

•	Review the independent auditors audit plan, scope, staffing, involvement of management and general audit approach.

•	Review and assure the Company implements any regulatory actions adopted by the Securities and Exchange Commission (“SEC”).

•	Establish, review and update periodically the Company’s Code of Business Conduct and assure that management has established a process to enforce the Code, as well as, avoid any transactions which would create a conflict of interest between directors, officers of the Company.

•	Assure the audit partner serves for no more than five (5) consecutive years on the Company’s audit.

•	Review the quarterly and annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

•	Discuss certain matters required to be communicated to the Audit Committee, in accordance with AICPA SAS 61, which shall include the following:

•	Auditors responsibility under generally accepted auditing standards (GAAS);

•	Significant accounting policies;

•	Management judgments and accounting estimates;

•	Significant audit adjustments;

•	Other information and documents containing audited financial statements;

•	Disagreements with management, including accounting principles, scope of audit, disclosures;

•	Consultation with other accountants by management;

•	Major issues discussed with management prior to retention; and

•	Difficulties encountered in performing the audit.

•	Develop and implement a Code of Ethics for the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller in accordance with Section 406 of the Sarbanes-Oxley Act of 2002.

•	Monitor and assure the Chief Executive Officer and Chief Financial Officer have complied with the certification requirements of Section 906 and 302 of the Sarbanes-Oxley Act of 2002.

•	Review the budget, plan activities, audits and organization of the internal audit department.

•	Pre-approve all permitted non-audit services to be provided by the independent auditors unless a) such non-audit services provided to the Corporation constitute less than 5% of the total amount of revenues paid by the Corporation to its auditors during the fiscal year when the non-audit services are performed, or b) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal controls, and auditing.

•	Engage independent counsel and other advisers as the Audit Committee determines necessary to carry out its duties, including investigation of suspected improprieties, with the Company to provide appropriate funding therefore.

•	Review annually with management and the independent auditors their assessments of the adequacy of the internal control structure and procedures for financial reporting.

•	Meet with and discuss with the Company’s auditors the Company’s quarterly and year-end earnings before filing with SEC and disclosure to the public.

•	Annually prepare a report to shareholders as required by the Securities Exchange Commission, which shall be included in the Company’s Annual Proxy Statement.

•	Perform any other activities consistent with its Charter, as the Committee or the Board deems necessary or appropriate.

Membership

      The Committee will have a Chairman and a minimum of two (2) other directors all of whom shall be independent directors.

      The Committee must include at least one Audit Committee financial expert as defined by the SEC.

      The Board of Directors will appoint the Committee members and the Chairman.

      The Board of Directors will approve all appointments to the Committee.

      The Board of Directors may remove a member from the Committee at any time with or without cause.

Committee Meetings/Action

•	A majority of the Committee members will be a quorum for the transaction of business.

•	The action of the majority of those present at a meeting when a quorum is present will be the actions of the Committee.

•	The Committee will meet at least four (4) times per year and at such other times as may be requested by its Chairman.

•	The Committee Chairman will from time to time report to the Board of Directors on Committee actions.

•	The Secretary of the Company will keep Minutes of all Committee meetings.

•	A preliminary agenda will be prepared by either the Secretary or the Chairman of the Board. The Chairman of the Committee will make the final decision regarding the agenda.

•	The agenda and all materials to be reviewed at the meeting shall be received by the Committee members as far in advance of the meeting date as practicable.

MEADOWBROOK INSURANCE GROUP, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8516 EDISON, NJ
08818-8516

Voter Control Number

This is for Internal use only.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

If no choice is specified, this Proxy will be voted FOR the election of the nominees listed and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent accountants for the year ending 2003.

MEADOWBROOK INSURANCE GROUP, INC.		Election of Directors. Nominees:			FOR	AGAINST	ABSTAIN
1. Election of Directors		Robert S. Cubbin Hugh W. Greenberg Florine Mark Irvin F. Swider, Sr.	2.	Ratification of Appointment of Independent Accountants (Please mark one)	☐	☐	☐

FOR	WITHHELD
☐	☐

☐
For, except vote withheld from the following nominee(s):
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

DETACH HERE	XXXXX2

P R O X Y

MEADOWBROOK INSURANCE GROUP, INC.
Proxy for 2003 Annual Meeting of Stockholders To
be held May 19, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
MEADOWBROOK INSURANCE GROUP, INC.

The undersigned stockholder of MEADOWBROOK INSURANCE GROUP, INC. (the “Company”) hereby appoints MERTON J. SEGAL, ROBERT S. CUBBIN or MICHAEL G. COSTELLO, jointly and severally, the attorney and proxies of the undersigned stockholder, with the full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned stockholder at the close of business on March 20, 2003, at the 2003 Annual Meeting (the “Annual Meeting”) of the stockholders of the Company to be held on Monday, May 19, 2003, and at any adjournments thereof, with all the powers the undersigned stockholder would possess if then, and there present.

The undersigned stockholder acknowledges receipt of the Notice of the 2003 Annual Meeting and Proxy Statement, both dated April 14, 2003.